                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.1)

Filed by the Registrant  [x]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[ x ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           First Alliance Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   Registrant
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[  ]  Fee paid previously with preliminary materials:

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)    Amount previously paid:

      (2)    Form, Schedule or Registration Statement no.:

      (3)    Filing Party:

      (4)    Date Filed:

                           FIRST ALLIANCE CORPORATION
                             17305 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92614

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 1998

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of First Alliance Corporation (together with its subsidiaries, the "Corporation") of proxies to be voted at the Annual Meeting of Stockholders to be held on April 27, 1998 (the "Annual Meeting") and at any and all adjournments thereof. Proxies are revocable at any time prior to exercise by written notice to the Secretary of the Corporation or upon request if the stockholder is present at the Annual Meeting and chooses to vote in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by the proxy will be voted in favor of the proposals set forth in the Notice attached hereto.
         The Corporation has a policy that provides for the confidentiality of stockholder proxies, ballots and vote tabulations, subject to certain exceptions. The policy also provides for the tabulation of the vote by an independent third party.

         This proxy statement, the proxy and the Corporation's 1997 Annual Report were first mailed to stockholders on April 10, 1998.

VOTING RIGHTS

         Stockholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the Annual Meeting. On that date the Corporation had outstanding 9,715,524 shares of Class A common stock, $.01 par value (the "Class A Common Stock"), each such share being entitled to one vote. Figures set forth in this proxy statement for Class A Common Stock have been adjusted by subtracting therefrom shares held by the Corporation as treasury stock as of the date with respect to which such figures are provided. On March 13, 1998 the Corporation also had outstanding 10,956,270 shares of Class B common stock, $.01 par value (the "Class B Common Stock"), each such share being entitled to four votes. A proxy given by any stockholder participating in the Corporation's 401(k) Plan will govern the voting of all full shares held for such stockholder's account under that plan.

         A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, a plurality vote of the shares of the common stock of the Corporation present in person or by proxy at the meeting and entitled to vote is required for the election of directors under Proposal 1. Approval of the Amendment of the Certificate of Incorporation under Proposal 2 requires an affirmative vote of the majority of the shares of outstanding Class A Common Stock and Class B Common Stock, voting as a single class. Approval of the Amendment to the 1996 Stock Incentive Plan under Proposal 3 requires the affirmative vote of a majority of the shares, represented in person or by proxy at the Annual Meeting, of Class A Common Stock and Class B Common Stock, voting as a single class. Abstentions are considered shares present and entitled to vote and therefore have the same legal effect as a vote against a matter presented at the meeting. Any shares as to which a broker or nominee does not have discretionary voting authority under applicable NASDAQ rules will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

         Brian Chisick, Chairman of the Board, President and Chief Executive Officer and a director of the Corporation, and Sarah Chisick, Vice President and a director of the Corporation, are the beneficial owners of 72,562 shares of Class A Common Stock and 10,875,000 shares of Class B Common Stock, together constituting approximately 81% of the outstanding voting power of the Corporation. Mr. Chisick intends to vote such shares for the nominees for election as directors named in Proposal 1, for the amendment to the Certificate of Incorporation set forth in Proposal 2 and for the amendment to the 1996 Stock Incentive Plan set forth in Proposal 3.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES AND CURRENT DIRECTORS

         The Corporation's Certificate of Incorporation provides that the members of the Board of Directors shall be divided into three classes with approximately one third of the directors to stand for election each year for three-year terms. The total number of directors comprising the Corporation's Board of Directors is currently set pursuant to the Corporation's bylaws at seven. Of this number, two members of the Board of Directors have terms expiring, and are nominees for election, at the 1998 Annual Meeting of Stockholders. Three members have terms expiring at the 1999 Annual Meeting of Stockholders and two members have terms expiring at the 2000 Annual Meeting of Stockholders.

         Unless instructions to the contrary are given, all proxies received by the Corporation will be voted for the election of the two nominees named below as directors of the Corporation to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Both of the nominees have indicated a willingness to be named as such and to serve as directors if elected. Should either nominee not be a candidate at the time of the 1998 Annual Meeting, the enclosed Proxy will be voted in favor of the other nominee with respect to whom a stockholder has not withheld a vote on such Proxy and for such substitute nominee (if any) as shall be designated by the proxies named in the enclosed Proxy, or the number of directors may be reduced by the Board of Directors. Both nominees have been recommended by the Board of Directors for three-year terms expiring at the 2001 Annual Meeting of Stockholders.

         Certain information concerning each of the two nominees for directors is set forth below.

NOMINEES FOR DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2001

BRIAN CHISICK                    Director since 1996                      Age 58

         Mr. Chisick has been Chairman of the Board, Chief Executive Officer and President of the Corporation since its formation in 1996, and has held the same offices at First Alliance Mortgage Company, a subsidiary of First Alliance Corporation, since its founding in 1971. Mr. Chisick has held a real estate broker's license since 1971.

SARAH CHISICK                    Director since 1996                      Age 57

         Mrs. Chisick has been Vice President and a director of the Corporation since its formation in 1996, and has held the same offices at First Alliance Mortgage Company since its founding in 1971. Her duties have in the past included projects in the loan servicing, foreclosure, marketing and investment departments. She is not currently involved in the day to day operations of the Company. Mrs. Chisick is married to Mr. Chisick.


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION


         On March 24, 1998, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Corporation's Certificate of Incorporation that would (i) increase the number of authorized shares of Class A Common Stock from 25,000,000 to 50,000,000 total shares and (ii) increase the number of authorized shares of Class B Common Stock from 15,000,000 to 25,000,000 total shares (collectively, the "Certificate of Incorporation Amendment").


         The Corporation is currently authorized to issue 25,000,000 shares of Class A Common Stock and 15,000,000 shares of Class B Common Stock. As of March 31, 1998, 9,562,179 shares of Class A Common Stock and 10,956,270 shares of Class B Common Stock were outstanding. As of such date, options to purchase an aggregate of 915,818 shares of Class A Common Stock were outstanding. The Class A Common Stock is traded on NASDAQ under the symbol "FACO." Holders of shares of Class A Common Stock and Class B Common Stock have no preemptive rights.


         The Board of Directors believes that it is necessary to increase the number of authorized shares of Class A Common Stock and Class B Common Stock to provide for flexibility to issue additional shares in financings or acquisitions when appropriate, to allow shares for stock splits or stock dividends in the future when appropriate and to provide shares for issuance pursuant to employee benefits plans.


         The Board of Directors has adopted a resolution approving amending the Certificate of Incorporation to effect the aforementioned increase, subject to stockholder approval. Upon stockholder approval, all additional authorized shares of Class A Common Stock and Class B Common Stock would be issuable at the discretion of the Board of Directors without further stockholder action, unless such approval is required by applicable law or the rules and regulations of NASDAQ. If the proposed amendment is approved, the increase in the number of authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Corporation in the future. Such additional shares could be issued by the Board of Directors in a public or private sale, merger or similar transaction, increasing the outstanding number of shares and thereby diluting the equity interest and voting power of a person or entity attempting to obtain control of the Corporation. In addition, the issuance of shares otherwise than on a PRO RATA basis to all current stockholders would reduce the current stockholders' proportionate interest in the Corporation and could therefore be dilutive to the financial and voting interests of current stockholders. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases.


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3
                         APPROVAL OF AN AMENDMENT TO THE
                            1996 STOCK INCENTIVE PLAN

         On January 26, 1998, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to the Corporation's 1996 Stock Incentive Plan ("Stock Incentive Plan") to increase the number of shares reserved for issuance thereunder from 1,125,000 shares (168,750 of which have been reserved for awards to non-employee directors) by 1,000,000 shares to 2,125,000 shares (including 168,750 reserved for awards to non-employee directors) (the "Increased Share Amendment"). The Board adopted the Increased Share Amendment to ensure that the Corporation can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

         Approval of the Amendment to the Stock Incentive Plan requires the affirmative vote of a majority of the shares, represented in person or by proxy at the Annual Meeting, of Class A Common Stock and Class B Common Stock, voting as a single class. A copy of the proposed Amendment to the Stock Incentive Plan is set forth in APPENDIX A to the Proxy Statement.

         The Stock Incentive Plan provides for grants of options to purchase a specified number of shares of Class A Common Stock ("Options"), awards of restricted shares of Class A Common Stock and performance awards. Under the Stock Incentive Plan, the total number of shares available to be granted prior to the Amendment proposed herein was 1,125,000 shares of Class A Common Stock (168,750 of which have been reserved for awards to non-employee directors). As of March 13, 1998, Options and awards of restricted stock covering an aggregate of 1,260,217 shares of the Corporation's Class A Common Stock had been granted under the Stock Incentive Plan and no shares remained available for future grants under the Stock Incentive Plan.

         The Stock Incentive Plan is administered by the Stock Incentive Committee, which is authorized to select from among the eligible participants (which may include directors or officers of the Corporation) the individuals to whom Options, grants of restricted stock and performance awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Stock Incentive Committee is also authorized to adopt, amend and rescind the rules relating to the administration of the Stock Incentive Plan. In the event of certain extraordinary events, the Compensation Committee may make such adjustments in the aggregate number and kind of shares reserved for issuance, the number of shares and kind covered by outstanding awards and the exercise prices specified therein as may be determined to be appropriate. Except for grants that are approved by a majority of the disinterested members of the Compensation Committee, no member of the Stock Incentive Committee will be eligible to participate in the Stock Incentive Plan.

         Non-qualified stock Options granted to the employee directors, officers and employees provide for the right to purchase shares of Class A Common Stock at a specified price which may be less than fair market value on the date of grant, and usually will become exercisable in installments after the date of grant. Non-qualified stock Options may be granted to employee directors, officers and employees and consultants for any reasonable term.

         Incentive stock Options are designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and will be subject to restrictions contained in the Code, including a requirement that exercise prices be equal to at least 100% of the fair market value of the underlying shares of Class A Common Stock on the date of grant and a ten-year restriction on the option term, but may be subsequently modified to disqualify them from treatment as incentive stock options. Under the Stock Incentive Plan and the Code, non-employee directors are not permitted to receive incentive stock Options.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT OF
                    THE COMPANY'S 1996 STOCK INCENTIVE PLAN.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following is a list of the current executive officers and directors and the nominees for election to the Board of Directors of the Corporation.


        NAME                                   POSITIONS WITH THE CORPORATION                            CLASS
-------------------------------   --------------------------------------------------------------------  ----------
Brian Chisick (1) (2)             Chairman of the Board, President, Chief Executive Officer
                                  Officer, current Director and Nominee for reelection                     II

Sarah Chisick (1)                 Vice President, current Director and Nominee for reelection
                                  as Director                                                              II

Merrill Butler (2)                Director                                                                 III

George Gibbs, Jr. (2) (3)         Director                                                                 III

Albert L. Lord (3)                Director                                                                 III

Mark K. Mason                     Executive Vice President, Chief Financial Officer and
                                  Director                                                                  I

Jeffrey W. Smith (3)              Executive Vice President, Sales and Marketing and
                                  Director                                                                  I

Edwin C. Summers                  Vice President, General Counsel and Secretary



--------------------

(1)    Member of the Stock Incentive Committee

(2)    Member of the Compensation Committee

(3)    Member of the Audit Committee

       The age, present position with the Corporation, and principal occupation during the past five years of each Director and executive officer named above is set forth below, except Mr. and Mrs. Chisick, for whom such information is provided above.

MERRILL BUTLER                   Director since 1996                      Age 73

         Since 1983 Mr. Butler has served as President of Merrill Butler, Inc., a corporation formed to consult with savings and loan associations on real estate matters. During 1995 Mr. Butler also served on the Volunteer Executive Team organized to advise Orange County, California after the County had declared bankruptcy. Mr. Butler was also a co-creator of the Butler Popejoy Group, a general partnership which from 1992 to 1994 capitalized home builders with equity funds to develop entry level housing projects. Mr. Butler is a past director of numerous organizations, including the Federal National Mortgage Association (Fannie Mae), Financial Corporation of America, American Savings and Loan, The Commodore Corporation, Far Western Bank, National Association of Home Builders, and the Building Industry Association of Southern California. His present term as a Director expires in 1999.

GEORGE GIBBS, JR.                Director since 1996                      Age 68

         From 1987 until his retirement in 1997 Mr. Gibbs served as a Principal and Senior Vice President of Johnson & Higgins. Since August 1994 Mr. Gibbs has also served as a director of Fidelity Federal Bank, a Federal Savings Bank. Mr. Gibbs is a past Vice President and Executive Committee member of the Los Angeles Chamber of Commerce. His present term as a Director expires in 1999.

ALBERT L. LORD                   Director since 1996                      Age 52

         Since 1997 Mr. Lord has been the Chief Executive Officer and Vice Chairman of the Student Loan Marketing Association (Sallie Mae). Since 1994 Mr. Lord has also been the President of LCL, Ltd., a financial consulting and equity investment management company. From 1981 to 1994 Mr. Lord held several executive positions including Chief Operating Officer and Executive Vice President for Sallie Mae. Mr. Lord is a director of the Student Loan Marketing Association. His present term as a Director expires in 1999.

MARK K. MASON                    Director since 1996                      Age 38

         Mr. Mason, a certified public accountant, has been Executive Vice President and Chief Financial Officer of the Corporation since its formation in 1996, and has held the same office at First Alliance Mortgage Company since November 1995. From 1994 to 1995 Mr. Mason was Executive Vice President and Chief Financial Officer of Fidelity Federal Bank, a Federal Savings Bank, where he remains a member of the board of directors. From 1993 to 1994 Mr. Mason was a Senior Manager with the international accounting firm of Deloitte & Touche LLP. From 1990 to 1993 Mr. Mason was Executive Vice President and Chief Financial Officer of the Eadington Companies, a diversified real estate development company. His present term as a Director expires in 2000.

JEFFREY W. SMITH                 Director since 1996                      Age 36

         Mr. Smith has been Executive Vice President, Sales and Marketing, of the Corporation since September 1996, and has held the same office at First Alliance Mortgage Company since November 1995. In September 1996, Mr. Smith also became Chief Operating Officer of First Alliance Mortgage Company. From 1981 to 1995 Mr. Smith held various positions at FAMCO, including Assistant Director of Marketing, Director of Marketing and Vice President of Marketing. His present term as a Director expires in 2000.

EDWIN C. SUMMERS                 Officer since 1996                       Age 51

         Mr. Summers has been Vice President, General Counsel and Secretary of the Corporation and of First Alliance Mortgage Company since 1996. From 1991 to 1995 Mr. Summers served as Senior Counsel, Finance and Senior Vice President, General Counsel and Secretary of Transamerica Finance Group.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the fiscal year ended December 31, 1997, the Board of Directors held eight meetings. Each current Director attended at least 87% of the meetings of the Board and all of the meetings of the committees of which he or she was a member except Mr. Lord, who attended 63% of the Board meetings and 75% of the committee meetings of which he is a member.

         The Board of Directors has created and delegated certain authority to its Audit Committee, Compensation Committee and Stock Incentive Committee. The Corporation does not have a Nominating Committee.

         Mr. Lord (Chairman), Mr. Gibbs and Mr. Smith are members of the Audit Committee of the Board of Directors. The Audit Committee, among its other duties, makes recommendations to the Board concerning the engagement of independent accountants, monitors and reviews the quality and activities of the Corporation's audit function, monitors the adequacy of the Corporation's internal operating controls, and reviews the significant accounting policies of the Company. The Audit Committee met four times during 1997.

         Mr. Gibbs (Chairman), Mr. Butler and Mr. Chisick are members of the Compensation Committee of the Board of Directors. Mr. Gibbs and Mr. Butler are independent, non-employee directors of the Corporation. The Compensation Committee, among its other duties, reviews salaries, benefits and other compensation, excluding stock based compensation, of directors, officers and other employees of the Corporation, and makes recommendations to the Board. The Compensation Committee met four times during 1997.

         Mr. Chisick (Chairman) and Mrs. Chisick are members of the Stock Incentive Committee. The Stock Incentive Committee is authorized to make stock based compensation grants under the Corporation's 1996 Stock Incentive Plan. Except for grants that are approved by a majority of the disinterested members of the Compensation Committee, no member of the Stock Incentive Committee is eligible to participate in the Stock Incentive Plan. The Stock Incentive Committee met four times during 1996.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

         Set forth below is information concerning the annual and long-term compensation for services in all capacities for the Corporation during 1997 and the preceding two fiscal years of those persons who were, as of December 31, 1997, (i) the Chief Executive Officer (ii) each executive officer, and (iii) officers otherwise among the four most highly compensated (the "Named Officers"), other than the Chief Executive Officer. Share amounts have been adjusted to reflect the October 31, 1997 three-for-two stock dividend.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM
                                                                                                COMPENSATION AWARDS
                                                                                        ---------------------------------
                                                           ANNUAL COMPENSATION          RESTRICTED           SECURITIES
                                                       --------------------------------    STOCK             UNDERLYING
       NAME AND PRINCIPAL POSITION            YEAR        SALARY($)(1)     BONUS ($)(1)   AWARD ($)          OPTIONS (2)
------------------------------------------ ----------- --------------- ---------------- ------------       --------------
Brian Chisick                                 1997          395,000            --           --                   --
   Chairman and Chief Executive Officer       1996          376,796            --           --                   --
                                              1995          288,000       500,000           --                   --

Mark K. Mason                                 1997          240,000       650,000           --                3,870
   Executive Vice President and Chief         1996          240,000        10,000    1,599,500(3)(4)         29,250
   Financial Officer                          1995           28,308            --           --                   --

Jeffrey W. Smith                              1997          240,000     1,150,000           --                9,677
   Executive Vice President and Chief         1996          198,065        50,000           --               82,500
   Operating Officer                          1995          167,259        30,000           --                   --

Edwin C. Summers                              1997          173,162        47,687           --                2,108
   Vice President, General Counsel and        1996           69,669         7,500           --                8,823
   Secretary                                  1995               --            --           --                   --

Randall K. McPhillips (5)                     1997          240,000     1,183,205           --                7,741
   Executive Vice President, Marketing/       1996          239,784       122,083           --               82,500
   Telemarketing                              1995          239,124       102,994           --                   --

--------------------


(1) Amounts shown include amounts earned but deferred at the election of executive officers under the Corporation's 401(k) Plan (the "401(k) Plan"), a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. Also includes amounts paid by Mr. Chisick individually and not by the Corporation in connection with the closing in September 1997 of a public secondary offering.
(2)   Includes grants made under the Corporation's 1996 Stock Incentive Plan.
(3) Consists of 161,250 shares of restricted First Alliance Mortgage Company common stock, which was subsequently exchanged for Class B Common Stock of First Alliance Corporation, granted to Mr. Mason on June 29, 1996 pursuant to the terms of his employment agreement with the Corporation. See "Mason Agreement" on page 14. The fair value of such stock was independently determined to be $1,599,500.
(4) Restrictions on such stock lapsed with respect to 43,928 shares in July and August 1996, and with respect to 36,052 shares in September 1997. The remaining shares of restricted stock are subject to the following vesting schedule, but may be accelerated under certain conditions:

             VESTING DATE               SHARES
           ---------------            ----------
           October 1, 1998              16,770
           October 1, 1999              32,250
           October 1, 2000              32,250

(5) Mr. McPhillips is an officer of First Alliance Mortgage Company.


STOCK OPTION GRANTS IN 1997

                            NUMBER OF        PERCENT OF
                            SECURITIES      TOTAL OPTIONS
                            UNDERLYING       GRANTED TO        PER SHARE                              GRANT DATE
                             OPTIONS          EMPLOYEES         EXERCISE          EXPIRATION           PRESENT
         NAME              GRANTED (1)     IN FISCAL YEAR      PRICE ($)             DATE           VALUE ($) (3)
------------------------ ----------------- ---------------- ----------------- -------------------- -----------------
Brian Chisick                   --               --                --                 NA                  NA

Mark K. Mason                 3,870             3.3%             $15.50        December 19, 2007        35,952

Jeffrey W. Smith              9,677             8.2%             $15.50        December 19, 2007        89,899

Edwin C. Summers              2,108             1.8%             $15.50        December 19, 2007        19,583

Randall K. McPhillips         7,741             6.6%             $15.50        December 19, 2007        71,914



(1) Options become exercisable in four annual installments commencing six months from the date of grant. No stock appreciation rights have been granted.

(2) Subject to the discretion of the Stock Incentive Committee, the exercise price and tax withholding obligations may be paid in stock.

(3) Option grant date values were determined using a Black-Scholes option pricing model adapted for use in valuing executive stock options. In determining the Black-Scholes value, the following underlying assumptions were used: (i) stock price volatility based on the trading volatility of the Class A Common Stock during the fifteen week period preceding the grant date (36.76%); (ii) no dividend yield, as the Corporation currently pays no dividends and, consistent with its current dividend policy, does not anticipate declaring or paying any cash dividends in the foreseeable future; (iii) the risk-free rate of return represents the weekly average of the ten-year Treasury bond rates for the 52 weeks immediately preceding the grant date of the options (6.00%); and (iv) option term, representing the period from the date of grant of each option to the expiration of the term of each option (10 years). The Black-Scholes option pricing model establishes a cash equivalent value for an option on the date of grant. The Corporation's use of such model is not intended to forecast any future appreciation in the price of the Corporation's stock. In addition, no gain to the optionees is possible without appreciation in the price of the Corporation's Class A Common Stock, which will benefit all Class A stockholders. If the market price of the stock does not exceed the exercise price of the options at some time after the options become exercisable or if they terminate unvested or unexercised, the value of the options will ultimately be zero.

         The total number of options outstanding (vested and unvested) as of March 31, 1998 for the named individuals as a group and for all employees as a group represents approximately 3.4% and 9.6%, respectively, of the Corporation's outstanding Class A Common Stock as of that date, and approximately 1.6% and 4.5%, respectively, of the Corporation's outstanding Class A and Class B Common Stock as of the same date.

     AGGREGATED OPTION EXERCISES IN 1997; OPTIONS OUTSTANDING AND VALUES AT
                               DECEMBER 31, 1997

         Share amounts in the table below have been adjusted to reflect the October 31, 1997 three-for-two stock dividend.

                                                       NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                         NUMBER OF                      UNDERLYING OPTIONS              IN THE MONEY OPTIONS
                          SHARES                       AT DECEMBER 31, 1997           AT DECEMBER 31, 1997 (1)
                         ACQUIRED        VALUE                         NOT                               NOT
         NAME           ON EXERCISE  REALIZED ($)   EXERCISABLE  EXERCISABLE ($)  EXERCISABLE ($)  EXERCISABLE ($)
--------------------------------------------------------------------------------- ----------------------------------
Brian Chisick               --            --            --             --                --               --

Mark K. Mason               --            --           7,313         25,807            51,520          165,672

Jeffrey W. Smith            --            --          20,625         71,552           145,303          463,730

Edwin C. Summers           2,207        18,755          --            8,724              --             52,671

Randall K. McPhillips       --            --          20,625         69,616           145,303          458,164

-------------------

(1) The value of unexercised options is based on the average of the high and low prices of Class A Common Stock on December 31, 1997 ($18.375), less the exercise price of the option multiplied by the number of options outstanding.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Corporation or its subsidiaries receive an annual retainer of $15,000 and a fee of $1,000 for each board or committee meeting attended, and are reimbursed for reasonable expenses incurred in connection with attendance at board of directors' meetings or committee meetings. A meeting fee of $500 is paid to non-employee directors for telephonic meetings of 30 minutes or less. Committee chairs also receive an annual retainer of $1,500. Directors who are employees of the Corporation do not receive fees for their services as directors.

         On July 25, 1996 the Corporation granted options to each of its non-employee directors under the 1996 Stock Incentive Plan to purchase an aggregate of 168,750 shares of Class A Common Stock at an exercise price of $11.33 per share (adjusted to reflect the October 31, 1997 three-for-two stock split).


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Committee has furnished the following report on executive compensation.

OVERALL POLICY

         The Corporation's executive compensation program is designed to be linked closely to the executive's success in meeting specified performance goals and to appreciation in the Corporation's stock price. The overall objectives are to attract and retain the best executive talent, to motivate these executives to achieve goals that will advance the Corporation's business strategies, to link executive and shareholder interests through equity based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

         For 1997 the Committee, which consists of two non-employee directors and Mr. Chisick, conducted a review of the compensation of each of the Corporation's executive officers, taking into account the detailed performance reviews and recommendations of Mr. Chisick (except with respect to Mr. Chisick's own performance).

         The key elements of the Corporation's executive compensation program consist of base salary and an annual bonus including stock options. The Committee's policies with respect to these elements, including the basis for the compensation paid and awarded to Mr. Chisick, the Corporation's Chairman and Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Corporation to the individual. In the case of Messrs. Chisick and Mason, such compensation and benefits are specified in employment contracts entered into between said individuals and the Corporation prior to the formation of the Committee. See "Chisick Agreement" and "Mason Agreement" on pages 13 and 14 below.

BASE SALARIES

         In reviewing base salaries for new executive officers, the Committee will evaluate the responsibilities of the position to be held and the experience of the individual, and will also refer to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

         Annual salary adjustments are not usually part of the Corporation's executive compensation program, consistent with the Corporation's historical practice of rewarding superior performance through annual bonus incentives.

         With respect to Mr. Chisick's base salary in 1997, the Committee (excluding Mr. Chisick) took into account a number of factors including the Corporation's success in achieving operating and financial goals in 1997 in the areas of branch expansion, growth in sales and operating efficiency, as well as in overall earnings and earnings per share. The Committee also assessed Mr. Chisick's individual performance in developing long-term business strategies to improve the Corporation's economic value, and the longevity of Mr. Chisick's service to the Corporation. While in the Committee's view a meaningful increase in Mr. Chisick's base salary was warranted on these bases, consistent with the Corporation's approach to annual salary adjustments for other executive officers Mr. Chisick declined to accept any increase. Accordingly, no increase was made in Mr. Chisick's base salary for 1997.

ANNUAL BONUS; STOCK OPTIONS

         The Corporation's executive officers, other than Mr. Chisick, are eligible for an annual bonus under the Corporation's Incentive Bonus Plan. The bonus generally consists of equal amounts paid in cash and stock option grants, and is based principally upon achievement of individual and corporate performance objectives established at the beginning of each year, as determined by Mr. Chisick and approved by the Committee. The total amount of the bonus award can range from zero to 100% of base salary and, in the case of extraordinary achievement, up to 200% of the executive's base salary.

         Individual objectives generally relate to achieving targeted goals in the areas of growth in sales, reduction in costs and improved operating efficiencies for operating units. Non-operating executives' objectives are more closely related to identification and realization of opportunities for reducing costs and increasing productivity for staff functions, improving profitability and adding to shareholder value through improved liquidity of the Corporation's stock and greater recognition of its worth. Each of the specified performance measures is weighted according to the executive's responsibilities for achieving them, and progress toward the goals of each is assessed by Mr. Chisick and reported to and considered and approved by the Committee.

         Stock options with an aggregate exercise price equal to a recipient's annual bonus are also granted to bonus recipients under the Corporation's 1996 Stock Incentive Plan. Options generally vest 25% per year over three and one-half years, beginning six months from the date of grant, and have a term of ten years. This approach is designed to promote the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. The number of options is determined by dividing the amount of the award by the fair market value of the Corporation's Class A Common Stock on the date of the award. The fair market value of this stock is calculated as the arithmetic average of the high and low prices at which it traded on the date of the award. The product of the option exercise price and the number of shares with respect to which options are granted is thus equal to half of the total bonus award.

         Mr. Chisick's individual performance was also assessed by the Committee in terms of the Corporation's achievement of goals in earnings and stock price increase, as well as in sales growth and overall profitability, as measured by a variety of standards. These included earnings per share, net income, cash flow, sales, return on equity and total shareholder return. In 1997 each of these goals was exceeded. The Committee determined, based upon Mr. Chisick's decision to decline any cash bonus payment, to award him an option to purchase 100,000 shares of the Corporation's Class A Common stock (subject to stockholder approval of Proposal 3 described on page 4 above) at an exercise price of $13.06 per share. The exercise price is equal to the fair market value of such stock on January 27, 1998, the date of the grant, calculated according to the procedure described above, as this is the only option to purchase Corporation stock owned by Mr. Chisick.

CONCLUSION

         Through the program described above, a significant portion of the Corporation's executive compensation is linked directly to individual and Corporation performance and stock price appreciation. In 1997, approximately 33% of the Corporation's compensation of the executives listed on page 8 (excluding amounts paid by Mr. Chisick as referred to in note (1) to the table on page 8) consisted of these performance-based variable elements. The Committee intends to continue the policy of linking executive compensation to the attainment of stated annual goals and increases in the value of the Corporation's stock, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         There are no "interlocks" (as defined by the Securities and Exchange Commission) with respect to any member of the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). Mr. Chisick, a member of the Compensation Committee, is also the President and Chief Executive Officer of the Corporation, and has certain relationships requiring disclosure under
Item 404 of Regulation S-K, each of which is described below under "Certain Transactions."

                             Compensation Committee:

                                                  George Gibbs, Jr., Chairman

                                                  Merrill Butler

                                                  Brian Chisick

PERFORMANCE GRAPH

         The graph below compares the Corporation's cumulative stockholder return on its Class A Common Stock with the cumulative total return, assuming reinvestment of dividends, of the NASDAQ - Total U.S. Index, and the SNL Finance Companies and Traditional Mortgage Index, since July 26, 1996, the date on which trading in the Corporation's Class A Common Stock began.

                      [TOTAL RETURN PERFORMANCE GRAPH HERE]
                               [GRAPHIC OMITTED]




                              EMPLOYMENT AGREEMENTS


         CHISICK AGREEMENT. The Corporation entered into an employment agreement with Mr. Chisick dated July 1, 1996 providing for an initial term of three years, subject to automatic three-year renewal unless either party provides notice of an intention not to renew. Under this Agreement, Mr. Chisick will receive an annual salary of $395,000, subject to annual increases (but not decreases) and bonuses as may be determined by the Board of Directors, as well as certain other benefits including medical, insurance, death and disability benefits, use of an automobile and reimbursement of employment related expenses.

         MASON AGREEMENT. The Corporation has entered into an employment agreement with Mr. Mason, providing for an indefinite employment term which began on October 1, 1995. The Corporation or Mr. Mason may terminate the employment agreement at any time. Under the terms of the employment agreement, Mr. Mason is entitled to receive an annual salary of at least $240,000, subject to annual increases (but not decreases) as determined by the Board of Directors. Pursuant to the employment agreement Mr. Mason was granted, on June 29, 1996, 161,250 shares (as adjusted for the October 31, 1997 three-for-two stock dividend) of Class B Common Stock under the Corporation's 1996 Stock Incentive Plan, representing 1% of the total issued and outstanding shares of Class B Common Stock, subject to vesting. These shares, to the extent not vested, began vesting in 20% increments on October 1, 1996 (subject to acceleration upon certain conditions). Approximately 27.2% of these shares vested upon the closing of the initial public offering of the Corporation's Class A Common Stock in July and August of 1996 (the "IPO"). An additional 22.4% vested after the closing of the secondary offering to the public of the Corporation's Class A Common Stock in September 1997. In the event that Mr. Mason's vested shares of Class B Common Stock are not freely tradable under applicable federal and state securities laws, Mr. Mason is entitled to sell such vested shares of Class B Common Stock to the Corporation for the fair value of such stock at that time. Additionally, in the event that vested shares are not publicly traded at the termination date of the agreement, the Corporation has a right of first refusal to purchase such shares for the fair value of such stock at that time.

                              CERTAIN TRANSACTIONS

         SALE OF STOCK. During September 1997 Brian and Sarah Chisick sold to the public 3,392,500 shares of the Corporation's Class A Common Stock, which had been converted from a portion of the Class B Common Stock they theretofore owned, pursuant to secondary public offering of such stock.

         LEASE OF CORPORATE HEADQUARTERS. The Corporation leases approximately 40,000 square feet of office space for its corporate headquarters from MJB Associates, a California limited partnership of which Borgi-Hesis, Inc., is the general partner. Brian Chisick is the President of Borgi-Hesis, Inc. and Brian and Sarah Chisick are the beneficial owners of Borgi-Hesis, Inc. During 1997 the Corporation paid $521,000 in aggregate rents to the partnership. The term of the lease expires on January 31, 2003, at which time the Corporation has an option to renew the lease for an additional period of five years.

         TRANSACTIONS WITH NATIONSCAPITAL MORTGAGE CORPORATION AND COAST SECURITY MORTGAGE, INC.. The Corporation has established strategic relationships with certain companies controlled by the sons of Brian and Sarah Chisick, through which the Corporation provides marketing support and warehouse financing facilities, and purchases loans subject to a right of first refusal. Pursuant to an agreement between the Corporation and Nationscapital Mortgage Corporation ("Nationscapital"), the Corporation purchased $11.1 million of loans from Nationscapital during 1997. Jamie and Brad Chisick are the President and majority shareholder, and the Vice President and minority shareholder, respectively, of Nationscapital, and the sons of Brian and Sarah Chisick. Pursuant to an agreement between the Corporation and Coast Security Mortgage, Inc. ("Coast Security"), the Corporation purchased $57.5 million of loans from Coast Security during 1997. Mark Chisick and Brad Chisick are the President and majority shareholder, and the Vice President and a minority shareholder, respectively, of Coast Security, and the sons of Brian and Sarah Chisick. The Corporation's purchases of loans originated by Nationscapital and Coast Security are documented by agreements similar to those entered into with unaffiliated entities.

         During the first three quarters of 1997 Nationscapital had a $5 million warehouse credit facility with the Corporation, the maximum outstanding balance of which during 1997 was $1.9 million. The obligation to repay advances under this facility was secured by a first priority security interest in the mortgage loans funded with the proceeds of such facility and the personal guarantees of the stockholders of Nationscapital. Advances under the facility bore interest at 10% per annum. The facility also provided the Corporation with a first right of refusal on Nationscapital's mortgage loan production. On October 31, 1997, this facility was replaced by a repurchase facility on substantially the same terms and conditions.

         During the first two quarters of 1997 Coast Security had a $10 million warehouse credit facility with the Corporation. This facility was increased during the third quarter to $12 million. The maximum outstanding balance of this facility during 1997 was $11.9 million. The obligation to repay advances under this facility was secured by a first priority security interest in the mortgage loans funded with the proceeds of such facility and the personal guarantees of the stockholders of Coast. Advances under the facility bore interest at 10% per annum. The facility also provided the Corporation with a first right of refusal on Coast Security's mortgage loan production. On October 31, 1997, this facility was replaced by a repurchase facility on substantially the same terms and conditions.

         SERVICING OF CERTAIN LOANS. The Corporation services mortgage loans for certain related parties pursuant to written agreements entered into prior to the IPO, under which no servicing fees are charged. All such agreements entered into since the IPO provide for servicing fees consistent with the servicing fees charged to third parties for such services. At December 31, 1997, the outstanding balances of such loans serviced on behalf of Brian Chisick, Brad Chisick, Mark Chisick and Jamie Chisick were $3,120,000, $407,000, $125,000 and $97,000, respectively. Brad, Mark and Jamie Chisick are the sons of Brian and Sarah Chisick.

         First Alliance Corporation's bylaws require that all transactions between it, on the one hand, and the immediate family of Brian Chisick, or their affiliates, on the other hand, must be approved by a majority of the independent directors.

         MASON LOAN. On December 31, 1996 the Corporation made a short term loan in the amount of $319,000 to Mark Mason pursuant to a promissory note which matured on August 8, 1997, bore interest at 10% PER ANNUM, and was collateralized by a pledge of 29,285 unrestricted shares of Class B Common Stock owned by Mr. Mason. On August 6, 1997, with the approval of the independent directors of the Corporation, the maturity of such loan was extended to October 27, 1997. The loan was repaid in full, with interest, on August 15, 1997.

         INDEMNITY AGREEMENTS. Prior to the completion of the initial public offering of its Class A Common Stock in July and August 1996, the Corporation entered into separate but identical indemnity agreements ("Indemnity Agreements") with each director and executive officer of the Corporation and expects to enter into Indemnity Agreements with persons who become directors or executive officers in the future. The Indemnity Agreements provide that the Corporation will indemnify the director or officer (the "Indemnitee") against any expenses or liabilities in connection with any proceeding in which such Indemnitee may be involved as a party or otherwise, by reason of the fact that such Indemnitee is or was a director or officer of the Corporation or by reason of any action taken by or omitted to be taken by such Indemnitee while acting as an officer or director of the Corporation, provided that such indemnity shall only apply if (i) the Indemnitee was acting in good faith and in a manner the Indemnitee reasonably believed to be in the best interest of the Corporation and, with respect to any criminal action, had no reasonable cause to believe the Indemnitee's conduct was unlawful, (ii) the claim was not made to recover profits made by such Indemnitee in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor statute, (iii) the claim was not initiated by the Indemnitee, or (iv) the claim was not covered by applicable insurance. Each Indemnitee has undertaken to repay the Corporation for any costs or expenses paid by the Corporation if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that such Indemnitee is not entitled to indemnification under the Indemnity Agreement. In addition to the Indemnity Agreements, the Corporation has obtained a policy of directors and officers liability insurance.

                         BENEFICIAL OWNERSHIP OF SHARES

         Whenever in this proxy statement information is presented as to "beneficial ownership," please note that such ownership indicates only that the person shown, directly or indirectly, has or shares with others the power to vote (or to direct the voting of) or the power to dispose of (or to direct the disposition of) such shares; he or she may or may not have any economic interest in the shares. The reporting of information herein does not constitute an admission that any such person is, for the purpose of Sections 13 or 16 of the Securities Exchange Act of 1934, as amended, the "beneficial owner" of the shares shown herein.

         The following table sets forth information regarding beneficial ownership of the Class A Common Stock and the Class B Common Stock of the Corporation as of December 31, 1997, by (i) each person known to be the beneficial owner of more than 5% of the outstanding Class A Common Stock or Class B Common Stock; (ii) each Director of the Corporation; and (iii) all Directors and officers named in the SUMMARY COMPENSATION TABLE on page 5 (the "Named Officers"). Share amounts set forth below reflect the October 31, 1997 three-for-two stock dividend, and percentage calculations are based upon outstanding shares net of shares held by the Corporation as treasury stock.



                                                    BENEFICIAL OWNERSHIP OF            BENEFICIAL OWNERSHIP OF
                                                      CLASS A COMMON STOCK               CLASS B COMMON STOCK
                                                ---------------------------------  ---------------------------------
                                                    NUMBER OF                       NUMBER OF
                    NAME                           SHARES (1)         PERCENT       SHARES (1)           PERCENT
---------------------------------------------   ------------------ --------------  -----------------  --------------
Investment Advisors, Inc.                          1,226,050               12.1%
   3700 First Bank
   Minneapolis, MN  55440

The Capital Group Companies                          750,000                7.4%             --                 ---
Capital Guardian Trust Co.
   333 South Hope Street
   Los Angeles, CA  90071

FMR Corp.                                            605,250                6.0%             --                  --
   82 Devonshire Street
   Boston, MA  02109

First Union Corporation                              504,822                5.0%             --                  --
    One First Union Center
    Charlotte, NC 28288

Brian and Sarah Chisick                               72,562 (2)             (4)     10,875,000                 99%

Mark K. Mason                                         61,483 (3)             (4)         81,270(5)              (4)

Jeffrey W. Smith                                      41,250 (6)             (4)             --                  --

Albert L. Lord                                        28,125 (6)             (4)             --                  --

George Gibbs, Jr.                                     14,212 (7)             (4)             --                  --

Merrill Butler                                        15,375 (6)             (4)             --                  --

Edwin C. Summers                                       2,955 (8)             (4)             --                  --

Randall K. McPhillips                                 60,545 (9)             (4)             --                  --

All Directors, Executive Officers and
   Names Officers as a Group (9 persons)             296,507(10)            2.9%     10,956,270                100%

-------------------

(1) Unless otherwise indicated and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him or her. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from December 31, 1997 upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from December 31, 1997 have been exercised.

(2) Includes shares held by The Chisick Trust No. 1 U/D/T 3-30-96 and The Chisick Trust No. 2 U/D/T 3-30-96, of which Brian Chisick is the sole trustee, and the Brian and Sarah Chisick Revocable Trust U/A 3-7-79, of which Brian and Sarah Chisick are the trustees. Also includes a total of 5,618 shares held by grantor trusts established for the benefit of three of Mr. and Mrs. Chisick's grandchildren, of which trusts Mr. Chisick is the sole trustee.

(3) Includes 14,625 shares with respect to which options are exercisable within 60 days from December 31, 1997. Also includes 210 shares held by a grantor trust established for the benefit of Mr. Mason's daughter, of which trust Mr. Mason is the sole trustee, and 1,446 shares held in Mr. Mason's account by the Corporation's 401(k) Plan.

(4)  Less than 1%.

(5) Represents restricted stock subject to a vesting schedule. See "Mason Agreement" above.

(6) Represents shares with respect to which options are exercisable within 60 days from December 31, 1997.

(7) Includes 14,062 shares with respect to which options are exercisable within 60 days from December 31, 1997.

(8) Includes 2,205 shares with respect to which options are exercisable within 60 days from December 31, 1997.

(9) Includes 41,250 shares with respect to which options are exercisable within 60 days from December 31, 1997. Also includes 4,016 shares held in Mr. McPhillips' account by the Corporation's 401(k) Plan.

(10) Includes 156,892 shares with respect to which all Directors, Executive Officers and Named Officers as a group hold options exercisable within 60 days from December 31, 1997.

         The Corporation's 401(k) Plan owned a total of 37,657 shares of the Corporation's Class A Common Stock on December 31, 1997, or 0.4% of the Class A Common Stock then outstanding. Although the Corporation is the Administrator of the 401(k) Plan, the 401(k) Plan was established and is administered to achieve the purposes for which it was created for the exclusive benefit of its participants, and employees participating in the 401(k) Plan are entitled to vote all shares allocated to their accounts. Accordingly, the 401(k) Plan does not constitute a "group" within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended.


                                     GENERAL

OTHER BUSINESS

         The Board does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or at any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

INDEPENDENT AUDITORS

         The Board of Directors has selected Deloitte & Touche LLP to serve as the Corporation's independent auditors for the 1998 fiscal year. One or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.


SOLICITATION OF PROXIES
         The cost of soliciting proxies will be borne by the Corporation. Proxies may be solicited by mail, telephone or telegraph, or personally by directors, officers and regular employees of the Corporation, none of whom will receive any special compensation for such services. The corporation will reimburse persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxy material to their principals.


STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Any eligible stockholder (as defined below) of the Corporation wishing to have a proposal considered for inclusion in the Corporation's 1999 proxy solicitation material must set forth such proposal in writing and file it with the Secretary of the Corporation on or before November 13, 1998. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its 1999 proxy solicitation materials. Any eligible stockholder is one who is the record or beneficial owner of at least 1% or $ 1,000 in market value of securities entitled to be voted on the proposal at that annual meeting and has held such securities for at least one year and who shall continue to own such securities through the date on which the annual meeting is held.


ANNUAL REPORT

         The Annual Report of the Corporation for the fiscal year ended December 31, 1997, including the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 without the exhibits thereto, has been mailed to stockholders of record at the close of business on March 13, 1998. The Corporation will provide a copy of the exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 upon the written request of any beneficial owner of the Corporation's securities as of the record date for the Annual Meeting and reimbursement of the Corporation's reasonable expenses. Such request should be addressed to Edwin C. Summers, Secretary, First Alliance Corporation, 17305 Von Karman Avenue, Irvine, California 92614.


         ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                                     Edwin C. Summers
                                                     Secretary
Dated:   April 10, 1998

FIRST ALLIANCE
CORPORATION

--------------------------------------------------------------------------------
                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS


                        To be Held Monday, April 27, 1998


                                   10:00 A.M.



TO THE STOCKHOLDERS:


         The 1998 Annual Meeting of Stockholders of First Alliance Corporation (the "Corporation") will be held at the corporate headquarters of the Corporation at 17305 Von Karman Avenue, Irvine, California on Monday, April 27, 1998, at 10:00 A.M. PDT, for the purpose of:


         1. Electing two directors of the Corporation to hold office for three year terms;


         2. Approving an amendment to the Corporation's Certificate of Incorporation increasing the number of authorized shares of Class A Common Stock, $0.01 par value per share, and Class B Common Stock, $0.01 par value per share, from 25,000,000 and 15,000,000 to 50,000,000 and 25,000,000, respectively;


         3. Approving an increase in the number of shares available for issuance under the Corporation's 1996 Stock Incentive Plan by 1,000,000 shares; and


         4. Transacting such other business as may properly come before the meeting and any adjournments thereof.


         Stockholders of record at the close of business on March 13, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Corporation, 17305 Von Karman Avenue, Irvine, California.




                                         By Order of the Board of Directors


                                                   Edwin C. Summers
                                                       Secretary


Irvine, California
April 10, 1998

                                                      FIRST ALLIANCE CORPORATION
                                                         17305 VON KARMAN AVENUE
                                                        IRVINE, CALIFORNIA 92614

                                      PROXY
                         SOLICITED BY BOARD OF DIRECTORS
                         ANNUAL MEETING - APRIL 27, 1998
                               IRVINE, CALIFORNIA

The undersigned hereby appoints Merrill Butler, Albert Lord and Mark Mason or each or any of them with power of substitution, proxies for the undersigned to act and vote at the 1998 Annual Meeting of Stockholders of First Alliance Corporation and at any adjournments thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

1.  Proposal 1:  Election of Directors
    ----------

    NOMINEES:    Brian Chisick and Sarah Chisick

2.  Proposal 2:  Amendment to the Certificate of Incorporation
    ----------

3.  Proposal 3:  Approval of Amendment to the 1996 Stock Incentive Plan
    ----------

           IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR
       THE ELECTION OF THE DIRECTOR NOMINEES, AMENDMENT TO THE CERTIFICATE
 OF INCORPORATION AND APPROVAL OF THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

                                                                     SEE REVERSE
                                                                         SIDE

                   (continued and to be signed on other side)

-------
|  X  |    PLEASE MARK YOUR
|     |    VOTES AS IN THIS EXAMPLE
-------

        A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS

                  FOR BOTH       WITHHELD FROM BOTH

1.  Election of
    Directors      [   ]               [   ]
    (page 1)
    FOR BOTH
    EXCEPT the following nominee:

    ---------------------------------------
                                                   FOR      AGAINST   ABSTAIN

2.  Amendment of Certificate of Incorporation     [   ]      [   ]      [   ]


                                                   FOR      AGAINST   ABSTAIN
3.  Amendment of 1996 Stock Incentive Plan        [   ]      [   ]      [   ]

IMPORTANT - PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THANK YOU.

Signature(s) of Stockholder(s)__________________________  Date____________, 1997
   NOTE: If acting as attorney, executor, trustee, or in other representative capacity, please sign name and title

                                   APPENDIX A
                                   ----------


                               AMENDMENT NO. 1 TO
                           FIRST ALLIANCE CORPORATION
                            1996 STOCK INCENTIVE PLAN

This Amendment No. 1 (the "Amendment") to the First Alliance Corporation 1996 Incentive Stock Plan (the "Plan") is made as of January 26, 1998, subject to the approval hereof by the stockholders of First Alliance Corporation (the "Corporation") in the manner prescribed in the Plan and the Bylaws of the Corporation. Unless indicated otherwise, capitalized terms used and not defined herein have the meaning set forth in the Plan. All section references are to sections of the Plan.

The Plan is hereby amended as follows:

1.   Section 4 of the Plan is hereby amended to read in its entirety as follows:

     "Section 4.  STOCK SUBJECT TO PLAN

     "(a) Subject to adjustment as provided in Section 7 hereof, at any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 2,125,000.

     "(b) The aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 2,125,000; PROVIDED, however, that the limitation set forth in this Section 4(b) shall not apply if such provision is not required in order for Awards to qualify as "performance based compensation" under
     Section 162(m) of the Code. Further, such aggregate number of shares shall be subject to adjustment under Section 7 only to the extent that such will not affect the status of any Award intended to qualify as "performance based compensation" under Section 162(m) of the Code.

     "(c) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Shares issued and issuable pursuant to all Incentive Stock Options granted under this Plan shall not exceed 2,125,000; PROVIDED, however, that such aggregate number of shares shall be subject to adjustment under Section 7 only to the extent that such adjustment will not affect the status of any Incentive Stock Option under Section 422 of the Code. Such maximum number does not include the number of Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan that expires or is terminated.

     "(d) The aggregate number of Shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and shall not include Shares, or rights with respect to Shares, that have been canceled or returned to the Company upon forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award."

2.   Except as amended hereby, the Plan shall remain in full force and effect.

3. The amendment set forth herein shall become effective upon approval by the holders of a majority of all outstanding shares of common stock of this corporation entitled to vote thereon.

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 1 to First Alliance Corporation 1996 Stock Incentive Plan to be duly executed by its authorized representative as of the date first stated above.

                                            FIRST ALLIANCE CORPORATION


                                     By:    /S/    BRIAN CHISICK
                                        ---------------------------------
                                                     President